Exhibit 99.1

Flux Power Reports 3rd Quarter Fiscal 2023 Financial Results

Third Quarter Fiscal 2023 Revenue Increased 14% to $15.1 Million

Third Quarter Fiscal 2023 Gross Profit Increased 146% to $4.7 Million

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

Vista, CA — May 11, 2023 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has reported its financial and operational results for the fiscal third quarter ended March 31, 2023.

Key Financial & Operational Highlights for the Third Quarter Fiscal Year 2023

●	Revenue (Shipments) increased 14% to $15.1M in Q3’23 compared to Q3’22 revenue of $13.2M.

●	Achieved 19th consecutive quarter of year-over-year revenue growth.

●	Gross profit increased 146% to $4.7M in Q3’23 compared to $1.9M in Q3’22.

●	Q3’23 gross margin was 31% compared to 15% in Q3’22, reflecting gross margin improvement initiatives including sourcing changes, design cost reductions, and pricing recovery of pandemic related cost increases.

●	Operating Leverage continued its positive trend for the nine months ended March 31, 2023, of revenue growth and gross margin improvement compared with no increase of operating expense.

●	Net cash used in operating activities decreased 16% in Q3’23 compared to Q3’22 and 73% for the nine months ended March 31, 2023 compared to the nine months ended March 31, 2022.

●	Adjusted EBITDA loss decreased 80% in Q3’23 compared to Q3’22 and decreased 74% for the nine months ended March 31, 2023 compared to the nine months ended March 31, 2022.

●	Customer order backlog totaled $25.0M as of March 31, 2023.

●	Renewed the existing credit facility with Silicon Valley Bank, a division of First Citizens Bank of $14.0 million to support working capital requirements.

●	Strategic Supply Chain & Profitability Improvement Initiatives continued to accelerate path to cash flow breakeven.

●	Added 2 new large fleet customers, reflecting customers desire to fulfill long-term fleet needs of replacing lead acid battery packs with lithium-ion.

Backlog Summary

Fiscal Quarter Ended	Beginning Backlog	New Orders	Shipments	Ending Backlog
December 31, 2021	$19,433,000	$19,819,000	$7,837,000	$31,415,000
March 31, 2022	$31,415,000	$20,495,000	$13,317,000	$38,593,000
June 30, 2022	$38,593,000	$11,622,000	$15,195,000	$35,020,000
September 30, 2022	$35,020,000	$9,678,000	$17,840,000	$26,858,000
December 31, 2022	$26,858,000	$20,652,000	$17,158,000	$30,352,000
March 31, 2023	$30,352,000	$9,751,000	$15,087,000	$25,016,000

Management Commentary

“We continued our successful cadence of year-over-year revenue growth with our 19th consecutive quarter of revenue growth, combined with a renewed credit facility providing additional cash to fund higher working capital requirements driven by increased customer demand and to meet our growth goals,” said Ron Dutt, Chief Executive Officer of Flux Power. “We also continued to improve gross profit, up 146% in the third quarter to $4.7 million, and gross margin expansion of 16 basis points to 31% compared to the year ago period. Adjusted EBITDA loss decreased $0.2 million for the quarter on a sequential basis, and decreased $8.7 million, or 74%, for the nine months ended March 31, 2023 compared to the nine months ended March 31, 2022.

“The positive trend of operating leverage during the nine months ended March 31, 2023, versus prior year support our profitability goals with revenue growth of 85%, gross margin improvement of 197% against operating expense of a slight decrease.

“To supplement our customer support services in response to this growth in nationwide sales, we recently announced the opening of our new Atlanta facility. The facility will enable faster response times to our customer base, with an effective service and call center capability. Investment in the Atlanta office broadens our geographic footprint to bring comprehensive and responsive services to customers in the eastern half of the U.S. while also, and importantly, resulting in lower service logistics costs incurred by our Company.

“Although global supply chain disruptions have lessened, we increased our inventory  to $21 million as of March 31, 2023, to accommodate lengthening of forklift OEM delivery timelines being experienced in the material handling sector. To address disruptions and reduce excess inventory, we have improved lean manufacturing processes and supply chain management. We have launched an in-house automated modular production initiative to manage module SKUs and accommodate diversification of cell suppliers and also utilized lower cost, more reliable, and secondary suppliers of key components including cells, steel, electronics, circuit boards and other production critical components.

“We recently announced a renewal of the credit facility with Silicon Valley Bank, now a division of First Citizens Bank (“SVB Facility”), of $14.0 million to support higher working capital requirements related to increased customer demand.  This renewal, along with our existing cash, will continue to meet our anticipated capital resources to fund planned operations. We also continue to explore alternative capital opportunities to enable us to meet the demands of our aggressive growth.

“Looking ahead, we believe our strong purchase orders, backlog and continued expansion of margins through improved sourcing and supply chain management, continual process improvement, and pricing is leading us toward what we believe is a clear path to profitability. We are focused on the continuation of our growth trajectory through the advancement of our technology, capacity, and customer and partnership relationships, and expanding into new markets. I look forward to additional announcements, as well as a customer demo day we are planning, in the months to come as we strive to create long-term sustainable growth and shareholder value,” concluded Dutt.

Q3’23 Financial Results

●	Revenue for the fiscal third quarter of 2023 increased by 14% to $15.1 million compared to $13.2 million in the fiscal third quarter of 2022, driven by increased sales volumes and models with higher selling prices, including greater sales to existing and new customers.

●	Gross profit for the fiscal third quarter of 2023 increased to $4.7 million compared to a gross profit of $1.9 million in the fiscal third quarter of 2022. Gross margin was 31% in the fiscal third quarter of 2023 as compared to 15% in the fiscal third quarter of 2022, reflecting higher volume of units sold with greater gross margin and lower cost of sales as a result of the gross margin improvement initiatives.

●	Adjusted EBITDA loss decreased to $0.7 million in the fiscal third quarter of 2023 from $3.4 million in the fiscal third quarter of 2022 and decreased 74% to $3.1 million for the nine months ended March 31, 2023 compared to $11.9 million in the nine months ended March 31, 2022, driven by the improved gross margins.

●	Selling & Administrative expenses increased to $4.7 million in the fiscal third quarter of 2023 from $3.9 million in the fiscal third quarter of 2022, reflecting increases in marketing expenses, commissions, insurance premiums, depreciation, and outbound shipping costs.

●	Research & Development expenses decreased to $1.2 million in the fiscal third quarter of 2023, compared to $1.7 million in the fiscal third quarter of 2022, primarily due to lower staff related expenses and expenses related to development of new products.

●	Net loss for the fiscal third quarter of 2023 decreased to $1.4 million from a net loss of $3.7 million in the fiscal third quarter of 2022, principally reflecting increased gross profit, partially offset by increased operating expenses and interest expense.

●	Cash was $0.8 million at March 31, 2023, as compared to $0.5 million at June 30, 2022. Available working capital includes: our line of credit as of May 10, 2023 under our $14.0 million revolving line of credit with Silicon Valley Bank (“SVB Credit Facility”) with a remaining available balance of $3.8 million; and $4.0 million available under the subordinated line of credit (“Subordinated LOC”).

●	Net cash used in operating activities decreased to $3.3 million in Q3’23 compared to $3.9 million in Q3’22 and to $5.2 million for the nine months ended March 31, 2023 compared to $19.3 million for the nine months ended March 31, 2022, primarily due to a decrease in net loss and an increase in accounts payable.

Third Quarter Fiscal Year 2023 Results Conference Call

Flux Power CEO Ron Dutt and CFO Chuck Scheiwe will host the conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, May 11, 2023
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-4018
International dial-in number:	1-201-689-8471
Conference ID:	13738000

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1609226&tp_key=dff562cf20 and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 7:30 p.m. Eastern Time through August 11, 2023.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13738000

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Nine Months Ended March 31,
	2023	2022
Net loss	$(5,265,000)	$(12,956,000)
Add/Subtract:
Interest, net	971,000	86,000
Income tax provision	-	-
Depreciation and amortization	647,000	412,000
EBITDA	(3,647,000)	(12,458,000)
Add/Subtract:
Stock-based compensation	539,000	601,000
Adjusted EBITDA	$(3,108,000)	$(11,857,000)

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing, and Flux Power’s ability to negotiate and enter into a definitive agreement in connection with the Letter of Intent. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Blog: Flux Power Blog

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Twitter: @FLUXpwr

LinkedIn: Flux Power

Contacts

Media & Investor Relations:

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

FLUX@mzgroup.us

www.mzgroup.us

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2023	June 30, 2022
	(Unaudited)
ASSETS

Current assets:
Cash	$790,000	$485,000
Accounts receivable	9,853,000	8,609,000
Inventories, net	20,959,000	16,262,000
Other current assets	775,000	1,261,000
Total current assets	32,377,000	26,617,000
Right of use assets	3,035,000	2,597,000
Property, plant and equipment, net	1,724,000	1,578,000
Other assets	119,000	89,000

Total assets	$37,255,000	$30,881,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,827,000	$6,645,000
Accrued expenses	2,604,000	2,209,000
Line of credit	10,491,000	4,889,000
Deferred revenue	-	163,000
Customer deposits	135,000	175,000
Finance lease payable, current portion	140,000	-
Office lease payable, current portion	616,000	504,000
Accrued interest	3,000	1,000
Total current liabilities	24,816,000	14,586,000

Office lease payable, less current portion	2,223,000	2,361,000
Finance lease payable, less current portion	311,000	-

Total liabilities	27,350,000	16,947,000

Stockholders’ equity:

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,156,432 and 15,996,658 shares issued and outstanding at March 31, 2023 and June 30, 2022, respectively	16,000	16,000
Additional paid-in capital	96,968,000	95,732,000
Accumulated deficit	(87,079,000)	(81,814,000)

Total stockholders’ equity	9,905,000	13,934,000

Total liabilities and stockholders’ equity	$37,255,000	$30,881,000

FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenues	$15,087,000	$13,177,000	$50,085,000	$27,138,000
Cost of sales	10,368,000	11,257,000	37,310,000	22,838,000

Gross profit	4,719,000	1,920,000	12,775,000	4,300,000

Operating expenses:
Selling and administrative	4,724,000	3,904,000	13,510,000	11,402,000
Research and development	1,182,000	1,713,000	3,567,000	5,768,000
Total operating expenses	5,906,000	5,617,000	17,077,000	17,170,000

Operating loss	(1,187,000)	(3,697,000)	(4,302,000)	(12,870,000)

Other income	-	-	8,000	-
Interest expense	(258,000)	(52,000)	(971,000)	(86,000)

Net loss	$(1,445,000)	$(3,749,000)	$(5,265,000)	$(12,956,000)

Net loss per share - basic and diluted	$(0.09)	$(0.23)	$(0.33)	$(0.85)

Weighted average number of common shares outstanding - basic and diluted	16,048,054	15,988,926	16,021,653	15,254,983

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(5,265,000)	$(12,956,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	647,000	412,000
Stock-based compensation	539,000	601,000
Amortization of debt issuance costs	445,000	-
Noncash lease expense	370,000	324,000
Allowance for inventory reserve	214,000	109,000
Changes in operating assets and liabilities:
Accounts receivable	(1,244,000)	(3,411,000)
Inventories	(4,911,000)	(10,530,000)
Other current assets	11,000	(118,000)
Accounts payable	4,182,000	6,186,000
Accrued expenses	395,000	(441,000)
Accrued interest	2,000	-
Office lease payable	(379,000)	(322,000)
Deferred revenue	(163,000)	289,000
Customer deposits	(40,000)	519,000
Net cash used in operating activities	(5,197,000)	(19,338,000)

Cash flows from investing activities
Purchases of equipment	(753,000)	(644,000)
Proceeds from sale of fixed assets	8,000	-
Net cash used in investing activities	(745,000)	(644,000)

Cash flows from financing activities:
Proceeds from issuance of common stock in registered direct offering, net of offering costs	-	13,971,000
Proceeds from issuance of common stock in public offering, net of offering costs	697,000	1,602,000
Proceeds from revolving line of credit	48,800,000	3,500,000
Payment of revolving line of credit	(43,198,000)	-
Payment of financed leases	(52,000)	-
Net cash provided by financing activities	6,247,000	19,073,000

Net change in cash	305,000	(909,000)
Cash, beginning of period	485,000	4,713,000

Cash, end of period	$790,000	$3,804,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Initial right of use asset recognition	$855,000	$-
Common stock issued for vested RSUs	$114,000	$10,000
Supplemental cash flow information:
Interest paid	$524,000	$86,000